UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri-State International Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

3.25% Senior Notes due 2029

On August 13, 2020, CDW LLC (“CDW”) and CDW Finance Corporation (“CDW Finance,” and together with CDW, the “Co-Issuers”) completed the sale of $700,000,000 aggregate principal amount of 3.25% senior notes due 2029 (the “Notes”) at an issue price of 100% of the principal amount of the Notes in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes mature on February 15, 2029 and bear interest at a rate of 3.25% per annum, payable semi-annually on February 15 and August 15 of each year. Interest will accrue from August 13, 2020, and the first interest payment date will be February 15, 2021.

Underwriting Agreement

On August 10, 2020, the Co-Issuers entered into an underwriting agreement (the “Underwriting Agreement”) among the Co-Issuers, CDW Corporation (the “Company”), certain other guarantors named therein (the “Guarantors”) and the underwriters named therein (the “Underwriters”) in connection with the offer and sale of the Notes. The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Co-Issuers, the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities.

The offering was made pursuant to (i) an effective Registration Statement on Form S-3ASR (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2017 (File No. 333-220980), including a related base prospectus dated October 16, 2017 and (ii) a related prospectus supplement dated August 10, 2020 and filed with the SEC on August 10, 2020 pursuant to Rule 424(b)(5) under the Securities Act.

The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Underwriting Agreement. The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference and is to be incorporated in its entirety into the Registration Statement.

Indenture

The Notes were issued pursuant to an indenture (the “Base Indenture”), dated as of December 1, 2014, among the Co-Issuers, the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of August 13, 2020, among the Co-Issuers, the Company, the Guarantors and the Trustee (the “Supplemental Indenture,” and the Base Indenture as so supplemented, the “Indenture”).

The Co-Issuers may redeem the Notes, in whole or in part, at any time prior to August 15, 2023 at a redemption price equal to 100% of the principal amount of Notes redeemed, plus accrued and unpaid interest to the redemption date, plus the “make whole” premium, as described in the Indenture. The Co-Issuers may redeem the Notes, in whole or in part, at any time on or after August 15, 2023 at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date, plus a premium declining over time as set forth in the Indenture. In addition, at any time prior to August 15, 2023, the Co-Issuers may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 103.250% of the principal amount of Notes redeemed, plus accrued and unpaid interest to the redemption date, with the net cash proceeds that are raised in one or more equity offerings. If the Company experiences certain change of control events, Note holders may require the Co-Issuers to repurchase all or part of their Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of CDW LLC and the Guarantors to incur or guarantee additional non-guarantor indebtedness, or issue non-guarantor preferred stock; create liens on certain assets to secure debt; enter into sale and lease-back transactions; consolidate, merge, sell or otherwise dispose of all or substantially all assets; and designate subsidiaries as unrestricted subsidiaries. The Indenture also contains certain restrictions on the business activities, assets and liabilities of CDW Finance. These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

The Indenture also provides for customary events of default, including failure to pay any principal or interest when due; failure to comply with covenants; and cross-acceleration provisions. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee, acting at the written direction of the holders of at least 25% in aggregate principal amount of the then-outstanding Notes, may declare all of the Notes to be due and payable immediately.

The description of the Indenture and the Notes in this Current Report on Form 8-K is a summary and is qualified in its entirety by the complete text of the Indenture and the Notes. The Base Indenture, the Supplemental Indenture and a form of the Notes are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

On August 10, 2020, the Co-Issuers called for redemption all of their outstanding $600 million aggregate principal amount of 5.0% senior notes due 2025 (the “Senior Notes”) at a redemption price of 103.750% of the principal amount redeemed, plus accrued and unpaid interest to, but not including, the date of redemption. The redemption date will be September 9, 2020.

A copy of the press release announcing the redemption of the Senior Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K is not an offer to buy, or a notice of redemption with respect to, the Senior Notes or any other securities.

Item 8.01.	Other Events.

In connection with the execution of the Underwriting Agreement, on August 10, 2020, the Company issued a press release announcing that the Co-Issuers priced the Notes in a registered offering. A copy of the press release announcing the pricing of the registered offering of the Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 10, 2020, by and among the Co-Issuers, the Company, the Guarantors and the Underwriters.

4.1	Base Indenture, dated as of December 1, 2014, by and among the Co-Issuers, the Company, the Guarantors and the Trustee, previously filed as Exhibit 4.1 with the Company’s Current Report on Form 8-K filed on December 1, 2014.

4.2	Supplemental Indenture, dated as of August 13, 2020, by and among the Co-Issuers, the Company, the Guarantors and the Trustee.

4.3	Form of 3.25% Senior Note (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Foley & Lardner LLP.

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

23.2	Consent of Foley & Lardner LLP (set forth in Exhibit 5.2).

99.1	Press release announcing pricing of the registered offering of the Notes, dated August 10, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: August 13, 2020	By:	/s/ Collin B. Kebo
Collin B. Kebo
Senior Vice President and Chief Financial Officer